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EXHIBIT 1.2    DRAFT FORM OF AGENCY AGREEMENT
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                                                                     Exhibit 1.2
                          FIRST PLACE FINANCIAL CORP.


                            Up to 13,754,000 Shares

                                 COMMON STOCK
                               ($0.01 Par Value)

                      Subscription Price $10.00 Per Share

                                    FORM OF
                                    -------
                               AGENCY AGREEMENT
                               ----------------


                               November __, 1998


Charles Webb & Company,
 a division of Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

     First Place Financial Corp., a Delaware corporation (the "Company") and First Federal Savings and Loan Association of Warren, a federally chartered mutual savings and loan association (the "Association," which shall include all references to the Association in the mutual or stock form, as indicated by the context), with its deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. ("Webb") as follows:

     SECTION 1.  THE OFFERING.  The Association, in accordance with its plan of
                 ------------
conversion, adopted by its Board of Directors of the Association (the "Plan"), intends to convert from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association, and to issue all of its issued and outstanding capital stock to the Company. In addition, pursuant to the Plan, the Company will offer and sell up to 13,754,000 shares of its common stock, par value $0.01 per share (the "Shares" or "Common Stock"), in a subscription offering (the "Subscription Offering") to (1) depositors of the Association with savings accounts of $100 or more as of March 31, 1997 ("Eligible Account Holders"), (2) the Company's and Association's Employee Stock Ownership Plan ("ESOP"), (3) depositors of the Association with savings accounts of $100 or more as of September 30, 1998 ("Supplemental Eligible Account Holders") and (4) other members (borrowers and depositors) of the Association as of the Voting Record Date, _______ __, 1998 ("Other Members"). Subject to the prior subscription rights of the above-listed parties, the Company is offering for sale in a direct community offering (the "Community Offering" and, when
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referred to together with the Subscription Offering, the "Subscription and
Community Offering") conducted concurrently with the Subscription Offering, the Shares not so subscribed for or ordered in the Subscription Offering to certain members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered, with a preference given to natural persons who are residents of Trumbull and Mahoning Counties of Ohio (the "Local Community") ("Preferred Subscribers") (all such offerees being referred to in the aggregate as "Eligible Offerees"). It is anticipated that shares not subscribed for in the Subscription and Community Offering will be offered to members of the general public on a best efforts basis by a selling group of broker-dealers managed by Webb (the "Syndicated Community Offering") (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the "Offering"). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company and the Association may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering. Collectively, these transactions are referred to herein as the "Conversion."

     In connection with the Conversion and pursuant to the terms of the Plan as described in the Prospectus, immediately following the consummation of the Conversion, subject to the approval of the members of the Association and compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute newly issued Common Stock equal to 7.7% of such Shares sold in the Conversion to the First Federal of Warren Community Foundation (the "Foundation") such shares hereinafter being referred to as the ("Foundation Shares").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-_______) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof, if any, and such amended prospectuses as may have been required to the date hereof. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

     In accordance with the Part 563b of the Regulations Applicable to All Savings Associations (the "Conversion Regulations"), the Association has filed with the Office of Thrift Supervision (the "OTS") an Application for Conversion on Form AC (the "Conversion Application"), including the prospectus, and has filed such amendments thereto, if any, as may have been required by the OTS. The Conversion Application has been approved by the OTS and the related Prospectus has been authorized for use by the OTS. In addition, the Company has filed with the OTS an application to become a savings and loan holding company and for approval to acquire the Association.

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     SECTION 2.  RETENTION OF WEBB; COMPENSATION; SALE AND DELIVERY OF THE
                 ---------------------------------------------------------
SHARES.  Subject to the terms and conditions herein set forth, the Company and
------
the Association hereby appoint Webb (i) as their exclusive financial advisory and marketing agent to utilize its best efforts to solicit subscriptions for Shares of the Common Stock and to advise and assist the Company and the Association with respect to the Company's sale of the Shares in the Offering and
(ii) to participate in the Offering in the areas of market making, research coverage and syndicate formation (if necessary).

     On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, Webb accepts such appointment and agrees to consult with and advise the Company and the Association as to the matters set forth in the letter agreement ("Letter Agreement"), dated March 23, 1998, between the Association and Webb (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Company and the Association that Webb shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders. In the event of a Syndicated Community Offering, Webb will assemble and manage a selling group of broker-dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") to participate in the solicitation of purchase orders for shares under a selected dealers' agreement ("Selected Dealers' Agreement"), the form of which is set forth as Exhibit B to this Agreement.

     The obligations of Webb pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Company or upon termination of the Offering, but in no event later than March 31, 1999 (the "End Date"). All fees or expenses due to Webb but unpaid will be payable to Webb in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Association and Webb may agree to renew this Agreement under mutually acceptable terms.

     In the event the Company is unable to sell a minimum of 8,840,000 Shares (or such lesser amount approved by the OTS) within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares, the full amount which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as otherwise set forth in this Section 2 and in Sections 6, 8 and 9 hereof.

     In the event the Offering is terminated for any reason not attributable to the action or inaction of Webb, Webb shall be paid the fees and expenses due to the date of such termination pursuant to subparagraphs (a) and (d) below.

     If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan, provided however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of Webb and its counsel. The release of Shares against payment therefor shall be made at 10:00 a.m., Eastern Time, on a date and at a place acceptable to the Company, the Association and Webb or such other time or place as shall be agreed upon by the Company, the Association and Webb. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver, or have released or delivered, the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

Webb shall receive the following compensation for their services hereunder:

     (a) A management fee to Webb in the amount of $25,000 payable in four consecutive [MONTHLY] installments of $10,000 commencing on March 23, 1998. As of the date of this Agreement, $_______ had been received by Webb.

     (b) A success fee of 1.25% of the dollar amount of Common Stock sold in the Subscription and Community Offering, excluding Common Stock purchased by directors, officers and employees (and members of their immediate families) of the Association and by the ESOP and any tax-qualified or stock-based compensation plan and any similar plan created by the Association for some or all of its directors or employees, payable on the Closing Date. [THE MANAGEMENT FEE OF $25,000 REFERRED TO IN SUBPARAGRAPH (A) ABOVE WILL BE APPLIED AGAINST THE SUCCESS FEE].

     (c) If any shares of the Company's stock remain available after the Subscription and Community Offering, at the request of the Association, Webb will seek to form a syndicate of registered broker-dealers to assist in the sale of such shares of Common Stock on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. Webb will endeavor to distribute the Common Stock among dealers in a fashion which best meets the distribution objectives of the Association and the Plan of Conversion. Webb will be paid a fee not to exceed 5.5% of the aggregate Purchase Price of the shares of Common Stock sold pursuant to the selected dealers agreement and then will pass on to selected broker-dealers who assist in the syndicated community an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of a broker/dealer shall be transmitted by Webb to such broker/dealer. The decision to utilize selected broker-dealers will be made by the Association upon consultation with Webb. In the event, with respect to any stock purchases, fees are paid pursuant to this subparagraph 2(c), such fees shall be in lieu of, and not in addition to, payment pursuant to subparagraph 2(b).

     (d) The Association and the Company hereby agree to reimburse Webb, from time to time upon Webb's request, for its reasonable out-of-pocket expenses and the reasonable fees and expenses of its counsel (such fees of counsel will not be incurred without the prior approval of the Association). Webb's reasonable out-of-pocket expenses shall not exceed $15,000 and the fees and expenses of counsel shall no exceed $________. The Association will bear the expenses of the Offering customarily borne by issuers including, without limitation, OTS, SEC, "Blue Sky," and

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NASD filing and registration fees; the fees of the Association's accountants, conversion agent, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing expenses associated with the Conversion; and the fees set forth under this Section 2.

     Full payment of Webb's actual and accountable expenses, advisory fees and compensation shall be made in next day funds on the earlier of the Closing Date or a determination by the Association to terminate or abandon the Plan.

     Webb will provide financial advisory assistance for a period of one year following completion of the Conversion as set forth in the Letter Agreement. Following this initial one-year term, if Webb and the Company wish to continue the relationship, a fee will be negotiated and an agreement entered into at that time.

     Section 3.  PROSPECTUS: OFFERING.  The Shares are to be initially offered
                 --------------------
in the Offering at the Purchase Price as defined and set forth on the cover page of the Prospectus.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES.  The Company and the
                 ------------------------------
Association jointly and severally represent and warrant to Webb on the date hereof as follows:

     (a) The Registration Statement was declared effective by the Commission on November __, 1998. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Association contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Association for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by Webb expressly regarding Webb for use in the Prospectus under the captions "The Conversion-Marketing and Underwriting Arrangements" or statements in or omissions from any Sales Information (as defined below) or information filed pursuant to state securities or blue sky laws or regulations regarding Webb.

     (b) The Conversion Application which was prepared by the Company and the Association and filed with the OTS was approved by the OTS on November __, 1998, including the waiver of certain provisions of the Conversion Regulations specified in such approval with respect to the establishment of and contribution to the Foundation, and the related Prospectus has been authorized for use by the OTS. At the time of the approval of the Conversion Application, including the Prospectus (including any amendment or supplement thereto), by the OTS and at all times subsequent thereto until the Closing Date, the Conversion Application, including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Conversion Application under the caption "The Conversion-Marketing and Underwriting Arrangements" or statements in or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent. The Holding Company Application for approval pursuant to the HOLA and the regulations promulgated thereunder (the "Control Act Regulations"), has been prepared by the Association and the Company in material conformity with the requirements of the Control Act Regulations and has been filed with the OTS. A conformed copy of the Holding Company Application has been delivered to the Agent.

     (c) The Company has filed with the OTS an Application H-(e)1-S (the "Holding Company Application") under the Home Owners' Loan Act, as amended, (the "HOLA") and the regulations promulgated thereunder.

     (d) No order has been issued by the Commission, the FDIC or the OTS preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is, to the best knowledge of the Company or the Association, pending or threatened.

     (e) At the Closing Date, the Plan will have been adopted by the Boards of Directors of the Company and the Association and approved by the members of the Association, and the offer and sale of the Shares and all actions in connection with the contribution to the Foundation will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, condition, requirements and provisions precedent to the Conversion imposed upon the Company or the Association by the OTS, the Commission, or any other regulatory authority and in the manner described in the Prospectus. Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) the Association will be converted pursuant to the Plan to a federally chartered stock savings and loan association, (ii) all of the issued and outstanding capital stock of the Association will be owned by the Company, and (iii) the Company will have no direct subsidiaries other than the Association. The Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders will be duly established in accordance with the requirements of the Conversion Regulations.

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No person has sought to obtain review of the final action of the OTS in approving the Plan or in approving the Conversion or the Holding Company Application pursuant to the Conversion Regulations, the HOLA, or any other applicable statute or regulation.

     (f) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Association will promptly file the Prospectus and any supplemental sales literature with the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Date referred to in
Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

     (g) The Association has been duly organized and is a validly existing federally chartered savings and loan association in the mutual form of organization and upon consummation of the Conversion will become a duly organized and validly existing federally chartered savings and loan association in the capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Association has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Association is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business; the Association is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition, or the business, operations or income of the Association. The Association does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Association.

     (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, or the business, operations or income of the Company. The Company has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

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     (i) The Association has no active subsidiaries.

     (j) The Association is a member of the Federal Home Loan Association of Cincinnati ("FHLB-Cincinnati"). The deposit accounts of the Association are insured by the FDIC up to the applicable limits; and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Association, threatened.

     (k) The Company and the Association have good and marketable title to all real property and other assets material to the business of the Company and the Association and to those properties and assets described in the Registration Statement and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and the Prospectus or are not material to the business of the Company and the Association, taken as a whole; and all of the leases and subleases material to the business of the Company and the Association under which the Company or the Association hold properties, including those described in the Registration Statement and Prospectus, are valid and binding agreements of the Company or the Association, enforceable in accordance with their terms, subject, as to enforceability, to Bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity.

     (l) The Company and the Association have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell (i) the capital stock of the Association to the Company and (ii) the Shares to be sold by the Company as provided herein and as described in the Prospectus and to issue and contribute the Foundation Shares, as provided herein and as described in the Prospectus except approval or confirmation by the OTS of the final appraisal of the Association. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Association and this Agreement has been validly executed and delivered by the Company and the Association and is valid, legal and binding agreement of the Company and the Association enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC or by general equity principles regardless of whether such enforceability is considered in proceeding in equity or at law, and except to the extent if any, that the provisions of Sections 8 and 9 hereof my be unenforceable as against public policy).


     (m) The Company and the Association are not in violation of any directive received from the FDIC or the OTS to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the FDIC and the OTS), and, except as set forth in the Registration Statement and the Prospectus, there is no action, suit or proceeding before

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or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Company and the Association, threatened, which would materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement and the Prospectus or which would result in any material adverse change in the financial condition, results of operations or business prospects of the Company and the Association, taken as a whole.

     (n) The Association has obtained opinions of its special counsel, Patton Boggs, L.L.P. with respect to the legality of the Securities issued and the federal income tax consequences of the Conversion and has obtained an opinion of Crowe Chizek and Company L.L.P. ("Crowe Chizek") regarding the Ohio income tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; the summaries of the aforesaid opinions as disclosed in the Prospectus are accurate and complete in all material respects; and the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and neither the Association nor the Company has taken or will take any action inconsistent therewith.

     (o) The financial statements and schedules and notes related thereto which are included in the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Association at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the Commission, applicable accounting requirements of Title 12 of the Code of Regulations and generally accepted accounting principles. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved except as noted therein, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Association with the OTS and the FDIC. The other financial, statistical and pro forma information and related notes (except the appraisal data) included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited consolidated financial statements of the Association included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

     (p) Since the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has not been any material adverse change in the financial condition of the Company or the Association considered as one enterprise, or in the financial condition, results of operations or business prospects of the Company or the Association, whether or not arising in the ordinary course of business; (ii) except as disclosed in the Registration Statement and Prospectus, there has not been any material increase in the long term debt of the Association or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in retained earnings or total assets of the Association nor has the Company or the Association issued any securities (other than as contemplated by this Agreement) or incurred any liability or obligation for borrowing other than in the ordinary course of business and (iii) there have not been any material transactions entered into by the Company or the Association, except with respect to those transactions entered into in the ordinary course of business.

     (q) The capitalization, liabilities, assets, properties and business of the Company and the Association conform in all material respects to the descriptions thereof contained in the Prospectus.

     (r) Neither the Company nor the Association has any material contingent liabilities, except as set forth in the Prospectus.

     (s) As of the date hereof, neither the Company nor the Association is in violation of its articles of incorporation or bylaws or charter or bylaws, as applicable (and the Association will not be in violation of its charter or bylaws in capital stock form at the time of consummation of the Conversion), or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any other instrument to which it is a party or by which it or any of its property may be bound; the consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Association and this Agreement has been validly executed and delivered by the Company and the Association and is the valid, legal and binding Agreement of the Company and the Association enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, or other laws now or hereafter in effect affecting the enforceability of the rights of creditors generally or the rights of creditors of federally chartered savings associations and their holding companies, (ii) general equitable principles, and
(iii) applicable law with respect to the indemnification and/or contribution provisions contained herein (regardless of whether such enforceability is considered in a proceeding in equity or at law). The consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, the articles of incorporation and bylaws of the Company or the charter and bylaws of the Association (in either mutual or capital stock form), or any material contract, lease or other instrument to which the Company or the Association is a party, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgement, decree, order, statute, rule or regulation applicable to the Company or the Association, except for such violation which would not have a material adverse effect on the financial condition and results of operations of the Company and the Association on a consolidated basis; or (iii) with the exception of the liquidation account established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Company or the Association.

     (t) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the Company or the Association, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument of agreement to which the Company or the Association is a party or by which any of them or any of their property is bound or affected except such defaults which would not have a material adverse effect on the financial condition or results of operations of the Company and the Association on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company and the Association, threatened any action or proceeding wherein the Company, the Association would be alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to the Company or the Association would have a material adverse effect on the Company and the Association, taken as a whole.

     (u) Upon consummation of the Conversion and the contribution of the Foundation Shares as described in the Prospectus, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date referred to in Section 2; the Shares and the Foundation Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable; no preemptive rights exist except for shares purchased by the ESOP with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, with respect to the Shares or the Foundation Shares; and the terms and provisions of the Shares and the Foundation Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. To the best knowledge of the Company and the Association, upon the issuance of the Shares and the Foundation Shares, good title to the Shares and the Foundation Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

     (v) Neither the Company nor the Association is required to obtain any approval or notice of non-objection from any regulatory or supervisory or other public authority in connection with the execution and delivery of this Agreement or the issuance of the Shares and the Foundation Shares, except for the approval of the Commission and the OTS and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the NASD.

     (w) Crowe Chizek, which has certified the consolidated financial statements of the Association included in the Prospectus as of June 30, 1998 and 1997 and for each of the years in the three-year period ended June 30, 1998, has advised the Company and the Association in writing that they are, with respect to the Company and the Association, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants as required by the 1933 Act and the 1933 Act Regulations and Title 12 of the Code of Federal Regulations and Section 571.2(c)(3).

     (x) Kellar and Company, Inc. (the "Keller") which has prepared the Association's Conversion Valuation Appraisal Report as of August 14, 1998 (as amended, updated or supplemented) (the "Appraisal"), has advised the Company in writing that it is independent of the Company and the Association within the meaning of the Conversion Regulations.

     (y) The Company and the Association have timely filed all required federal, state and local tax returns for the last five years or such shorter period as may be applicable; the Company and the Association have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended; and no deficiency has been asserted with respect thereto by any taxing authority and, to the best knowledge of the Association, adequate reserves have been made for similar future tax liabilities.

     (z) The Company and the Association are in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

     (aa) To the knowledge of the Company and the Association, neither the Company, the Association nor employees of the Company or the Association have made any payment of funds of the Company or the Association as a loan for the purchase of the Shares.

     (bb) To the knowledge of the Company and the Association, all of the loans represented as assets on the most recent consolidated financial statements or consolidated selected financial information of the Company and the Association included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation, truth in lending (including requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company and the Association, taken as a whole.

     (cc) Prior to the Conversion, the Association was not authorized to issue shares of capital stock and neither the Company nor the Association has: (i) issued any securities within the last 18 months (except for notes to evidence other Association loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency securities;
(iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the Letter Agreement set forth in Exhibit A; and (iv) engaged any intermediary between Webb and the Company and the Association in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

     (dd) The Company and the Association have not relied upon Webb or Webb's counsel or other advisors for any legal, tax or accounting advice in connection with the Conversion.

     (ee) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

     (ff) At the Closing Date referred to in Section 2, the Foundation will be duly incorporated and validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a savings and loan holding company within the meaning of the HOLA as a result of the issuance of Foundation Shares to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those received from the OTS; except as specifically disclosed in the Prospectus and the Proxy Statement, there are no agreements and/or understandings, written or oral, between the Company and/or the Association and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares.

     Any certificates signed by an officer of the Company or the Association pursuant to the conditions of this Agreement and delivered to Webb or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company or the Association to Webb as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

     SECTION 5.  REPRESENTATIONS AND WARRANTIES OF WEBB.
                 --------------------------------------

     (a) Webb represents and warrants to the Company and the Association that:

          (i) Keefe, Bruyette & Woods, Inc. is a corporation and is validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Association and the Company hereunder.

          (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Webb, and this Agreement has been duly and validly executed and delivered by Webb and is the legal, valid and binding agreement of Webb, enforceable in accordance with its terms, except as may be limited by Bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

        (iii) Each of Webb and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

        (iv) The execution and delivery of this Agreement by Webb, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of Webb or any agreement, indenture or other instrument to which Webb is a party or by which it or its property is bound.

        (v) No approval of any regulatory or supervisory or other public authority is required in connection with Webb's execution and delivery of this Agreement, except as may have been received.

        (vi) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the best knowledge of Webb, pending or threatened, which might materially adversely affect Webb's performance under this Agreement.

     SECTION 5.1 COVENANTS OF THE COMPANY AND THE ASSOCIATION.  The Company and
                 --------------------------------------------
the Association hereby jointly and severally covenant with Webb as follows:

     (a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing Webb and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Webb or its counsel shall reasonably object.

     (b) The Association will not, at any time after the Conversion Application is approved by the OTS, file any amendment or supplement to such Conversion Application without providing Webb and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Webb or its counsel shall reasonably object.

     (c) The Company will not, at any time before the Holding Company Application is approved by the OTS, file any amendment or supplement to such Holding Company Application without providing Webb and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Webb or its counsel shall reasonably object.

     (d) The Company and the Association will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify Webb: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the OTS; (iii) when the Holding Company Application, as amended, has been approved by the OTS; (iv) of any comments from the Commission, the OTS or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement;
(v) of the request by the Commission, the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application, or the Holding Company Application or for additional information;
(vi) of the issuance by the Commission, the OTS or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Company or the Association under the Conversion Regulations, or other applicable law, or the threat of any such action; (vii) the issuance by the Commission, the OTS or any state authority of any stop order suspending the effectiveness of the Registration Statement or the approval of the Conversion Application or Holding Company Application, or of the initiation or threat of initiation or threat of any proceedings for any such purpose; or (viii) of the occurrence of any event mentioned in paragraph (i) below. The Company and the Association will make every reasonable effort (i) to prevent the issuance by the Commission, the OTS, or any state authority of any such order and, if any such order shall at any time be issued, (ii) to obtain the lifting thereof at the earliest possible time.

     (e) The Company and the Association will deliver to Webb and to its counsel two conformed copies of the Registration Statement, the Conversion Application, and the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company and the Association will deliver such additional copies of the foregoing documents to counsel to Webb as may be required for any NASD filings.

     (f) The Company and the Association will furnish to Webb, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, (the "1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as Webb may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes Webb to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by Webb.

     (g) The Company and the Association will comply with any and all material terms, conditions, requirements and provisions with respect to the Conversion and the establishment and operation of the Foundation imposed by the Commission, the OTS, the Conversion Regulations, or the HOLA, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, the Company and the Association will comply, at their own expense, with all material requirements imposed upon them by the Commission, the OTS, the Conversion Regulations, or the HOLA, and by the 1993 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus. The Company and the Association shall use their best efforts to ensure that the Foundation submits within the timeframes required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); the Company and the Association will take no action which will result in the possible loss of the Foundation's tax-exempt status; and neither the Company nor the Association will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

     (h) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company or the Association shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company and the Association to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company and the Association will, at their expense, prepare and file with the Commission, the OTS and furnish to Webb a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and Prospectus (in form and substance satisfactory to Webb and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement and Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company and the Association each will timely furnish to Webb such information with respect to itself as Webb may from time to time reasonably request.

     (i) At the Closing Date referred to in Section 2, the Plan will have been adopted by the Board of Directors of the Company and the Association and the offer and sale of the Shares and the contribution of the Foundation Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, the HOLA and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Association by the Commission, OTS, or any other regulatory authority and in the manner described in the Prospectus.

     (j) Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) the Association will be converted pursuant to the Plan to a federally chartered stock savings and loan association, (ii) all of the authorized and outstanding capital stock of the Association will be owned by the Company, and (iii) the Company will have no direct subsidiaries other than the Association. The Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Commission and the OTS, if any, will have been complied with by the Company and the Association in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

     (k) The Company and the Association will take all necessary actions, in cooperation with Webb, and furnish to whomever Webb may direct, such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are to be offered and sold as Webb and the Company and the Association may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

     (l) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the OTS and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Association will have an inchoate interest in their pro rata portion of the liquidation account which shall have a priority superior to that of the holders of the Common Shares in the event of a complete liquidation of the Association.

     (m) The Company and the Association will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without Webb's prior written consent, any shares of Common Stock other than the Shares or the Foundation Shares or other than in connection with any plan or arrangement described in the Prospectus

     (n) The Company shall register its Common Stock under Section 12(b) of the 1934 Act concurrent with the Offering pursuant to the Plan and shall request that such registration be effective no later than upon completion of the Conversion. For a period of not less than three (3) years following Conversion, the Company shall not deregister the shares or such shorter period as may be required by the OTS.

     (o) During the period during which the Company's Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, stockholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

     (p) During the period of three years from the date hereof, the Company will furnish to Webb: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the Commission, the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Association as Webb may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Association as Webb may reasonably request.

     (q) The Company and the Association will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

     (r) Other than as permitted by the Conversion Regulations, the 1933 Act, the 1933 Act Regulations, and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, neither the Company nor the Association will distribute any prospectus or other offering material in connection with the offer and sale of the Shares.

     (s) The Company will use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Shares and (ii) list the Shares on a national or regional securities exchange or on the Nasdaq National Market of the Nasdaq Stock Market effective on or prior to the Closing Date.

     (t) The Association will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Association's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations cancelled in accordance with the Plan and as described in the Prospectus. The Association will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Association to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

     (u) Prior to the Closing Date, the Holding Company Application shall have been approved by the OTS. The Company will promptly take all necessary action to register as a savings and loan holding company under the HOLA within 90 days of the Closing Date.

     (v) The Company and the Association will take such actions and furnish such information as are reasonably requested by Webb in order for Webb to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

     (w) The Association will not amend the Plan of Conversion without notifying Webb prior thereto.

     (x) The Company shall assist Webb, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide Webb with any information necessary in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

     (y) Prior to the Closing Date, the Company and the Association will inform Webb of any event or circumstances of which it is aware as a result of which the Registration Statement, the Conversion Application and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

     (z) The facts and representations provided to Patton Boggs, L.L.P. by the Bank and the Company and upon which Patton Boggs, L.L.P. will base its opinion under Section 7(c)(1) are and will be truthful, accurate and complete.

     (aa) The Company and the Association shall use their best efforts to ensure that the Foundation submits within the timeframes required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); the Company and the Association will take no action which will result in the possible loss of the Foundation's tax-exempt status; and neither the Company nor the Association will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

     SECTION 5.2 COVENANTS OF WEBB.  Webb hereby covenants with the Company and
                 -----------------
the Association as follows:

     (a) During the period when the Prospectus is delivered, Webb will comply, in all material respects and at its own expense, with all requirements imposed upon it by the Commission and the NASD, including to the extent applicable, by the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder.

     (b) Webb will distribute copies of the Prospectus and Sales Information in connection with the sales of the Common Stock only in accordance with NASD and Commission regulations, the 1933 Act and the rules and regulations promulgated thereunder.

     SECTION 6.  PAYMENT OF EXPENSES.  Whether or not the Conversion is
                 -------------------
completed or the sale of the Shares by the Company is consummated, the Company and the Association jointly and severally agree to pay or reimburse Webb for:
(a) all filing fees in connection with all filings with the NASD; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) all reasonable expenses of the Conversion, including but not limited to, the Company's and the Association's attorneys' fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion and (d) all reasonable out-of-pocket expenses incurred by Webb not to exceed $15,000, and all legal fees not to exceed $_______. Such out-of-pocket expenses include, but are not limited to, travel, communications and postage. However, such out-of-pocket expenses do not include expenses incurred with respect to the matters set forth in (a) and (b) above. In the event the Company is unable to sell a minimum of 8,840,000 Shares or the Conversion is terminated or otherwise abandoned, the Company and the Association shall reimburse Webb in accordance with Section 2 hereof.

     SECTION 7.  CONDITIONS TO WEBB'S OBLIGATIONS.  Webb's obligations
                 --------------------------------
hereunder, as to the Shares to be issued at the Closing Date, are subject, to the extent not waived by Webb, to the condition that all representations and warranties of the Company and the Association herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company and the Association shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

     (a) At the Closing Date, the Company and the Association shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS.

     (b) The Registration Statement shall have been declared effective by the Commission, and the Conversion Application approved by the OTS not later than 5:30 p.m. on the date of this Agreement, or with Webb's consent at a later time and date; and at the Closing Date, the Holding Company Application shall have been approved by the OTS and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, or any state authority and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Company's or the Association's knowledge threatened by the Commission, the OTS or any other federal or state authority.

     (c) At the Closing Date, Webb shall have received:

          (1) The favorable opinion, dated as of the Closing Date and addressed to Webb and for its benefit, of Patton Boggs, L.L. P., special counsel for the Company and the Association, in form and substance to the effect that:

                (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction where it owns or leases any material properties or conducts any material business as described in the Registration Statement and the Prospectus, unless the failure to so qualify would not have a material adverse effect on the consolidated financial condition, results of operations or business of the Company.

               (ii) The Association is organized and is validly existing as a federally chartered savings and loan association in mutual form of organization and upon the Conversion will become an organized and validly existing federally chartered savings Association in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and Prospectus. All of the outstanding capital stock of the Association will be duly authorized and, upon payment therefor, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, will be owned by the Company, free and clear of any liens, encumbrances, claims or other restrictions.

               (iii) The Association is a member of the FHLB-Cincinnati. The Association is an insured depository institution under the provisions of Section 4(a) of the FDI Act, as amended, and no proceedings for the termination or revocation of such insurance are, to the best of such counsel's knowledge, pending or threatened; the description of the liquidation account as set forth in the Prospectus under the caption "The Conversion-Liquidation Rights" to the extent that such information constitutes matters of law and legal conclusions has been reviewed by such counsel and is accurate in all material respects.

               (iv) Upon consummation of the Conversion, and issuance of the Foundation Shares to the Foundation immediately upon completion thereof, subject to compliance with all conditions imposed upon the Foundation and the contribution thereto by the OTS under the terms of the OTS's approval of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and except for shares issued upon incorporation of the Company, which such shares will be canceled upon the successful consummation of the Conversion, no shares of Common Stock have been issued prior to the Closing Date; at the time of the Conversion, the Shares and the Foundation Shares will have been duly and validly authorized for issuance, and when the Shares have been issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, and when the Foundation Shares have been issued and contributed by the Company pursuant to the Gift Instrument will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares and the Foundation Shares is not subject to statutory preemptive rights (except for Subscription Rights granted pursuant to the Plan) and the terms and provisions of the Shares and the Foundation Shares conform in all material respects to the description thereof contained in the Prospectus. To the best of such counsel's knowledge, upon the issuance of the Shares and the Foundation Shares, good title to the Shares and the Foundation Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

               (v) The OTS has approved the Holding Company Application and, to the best of such counsel's knowledge, no action is pending or threatened respecting the Holding Company Application or the acquisition by the Company of all of the Association's issued and outstanding capital stock; the Holding Company Application complies as to form in all material respects with the HOLA.

               (vi) The OTS has approved the Conversion Application and, to the best of such counsel's knowledge, no action is pending or threatened respecting the OTS's approval of the Conversion Application; the Conversion Application complies as to form in all material respects with the Conversion Regulations except in such instances wherein the OTS has waived such compliance.

               (vii) The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby, including the establishment of the Foundation and the issuance and contribution thereto of the Foundation Shares pursuant to the Gift Instrument, have been duly and validly authorized by all necessary action on the part of the Company and the Association; and the Agreement is a valid and binding obligation of the Company and the Association, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, or other laws now or hereafter in effect affecting the enforceability of the rights of creditors generally or the rights of creditors of federally chartered savings and loan associations and their holding companies, (ii) general principles of equity, (iii) applicable law with respect to the indemnification and/or contribution provisions contained herein, (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such action will not result in any violation of the provisions of the articles of incorporation, bylaws or charter, as applicable, of the Company or the Association or any applicable federal law, act, or regulation.

                (viii) The Plan, including the establishment of and the issuance of the Foundation Shares to the Foundation, has been duly adopted and approved by the required vote of the directors of the Company and the Association and, based upon the certificate of the inspector of election, approved by the voting members of the Association.

                (ix) Subject to the satisfaction of the conditions to the OTS' approval of the Conversion, no further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of the Agreement, the issuance of the Shares, the establishment of and issuance of the Foundation Shares to the

                         Foundation and the consummation of the Conversion, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered).

                (x) The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness has been issued under the 1933 Act or, to the best of such counsel's knowledge, proceedings therefor pending or threatened by the Commission.

               (xi) At the time the Conversion Application, including the Prospectus contained therein, was approved by the OTS, the Conversion Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the Conversion Regulations, federal law and all applicable rules and regulations promulgated thereunder (other than the financial statements, the notes thereto, and other tabular, financial statistical and appraisal data included therein, as to which no opinion need be rendered).

                (xii) At the time that the Registration Statement became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto and other tabular, financial, statistical and appraisal data included therein or omitted therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (ii) the Prospectus (other than the financial statements, the notes thereto and other tabular, financial, statistical and appraisal data included therein or omitted therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Conversion Regulations and federal law.

                (xiii) The terms and provisions of the Shares of the Company conform, in all material respects, to the description thereof contained in the Registration Statement and Prospectus, and the form of certificate used to evidence the Shares complies with applicable law.

               (xiv) The descriptions in the Conversion Application, the Registration Statement and the Prospectus of the contracts, indentures, mortgages, loan agreements, notes, leases or other instruments filed as exhibits thereto are accurate in all material respects and fairly present the information required to be shown.

                (xv) To the best of such counsel's knowledge, the Company and the Association have conducted the Conversion and the establishment and funding of the Foundation in all material respects in accordance with applicable requirements of the Plan, the Conversion Regulations, HOLA and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company or the Association by the OTS and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving or not objecting to the Conversion Application (which includes the Plan which provides for the establishment of the Foundation) or of the OTS in approving the Holding Company Application.

                (xvi) To the best of such counsel's knowledge, the Company and the Association have obtained all material licenses, permits and other governmental authorizations for the conduct of their businesses and to the best of such counsel's knowledge all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Association are in all material respects complying therewith, except where the failure to have such licenses, permits and other governmental authorizations or the failure to be in compliance therewith would not have a material adverse affect on the business or operations of the Association and the Company, taken as a whole.

                (xvii) The Company's certificate of incorporation and bylaws comply in all material respects with the Delaware General Corporation Law. The Association's charter and bylaws in mutual form and, upon the completion of the Conversion, in stock form, comply in all material respects with the HOLA and the regulation promulgated thereunder.

                (xviii) To the best of such counsel's knowledge, neither the Company nor the Association is in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting its respective business.

                (xix) The information in the Prospectus under the captions "Risk Factors," "Federal and State Taxation," (with respect to Federal taxation only) "Regulation and Supervision," "The Conversion," "Restrictions on Acquisition of the Company and the Association," "Description of Capital Stock of the Company" and "Description of Capital Stock of the Association" to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Conversion process under the caption "The Conversion" in the Prospectus has been reviewed by such counsel and is in all material respects correct. The discussion of Delaware and Federal statutes or regulations described or referred to in the Prospectus are accurate summaries. The information regarding the federal tax opinion under the caption "The Conversion-Tax Effects" has been reviewed by such counsel and constitutes an accurate summary of the opinion rendered by such counsel to the Company and the Association with respect to such matters subject to the qualifications and limitations noted therein.

               (xx) The Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation is not a savings and loan holding company within the meaning of the HOLA as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those set forth in any written notice or order of approval of the Conversion, Conversion Application or the Holding Company Application copies of which were provided to Webb prior to the Closing Date.

     In rendering such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of the Company and the Association and certificates of public officials, and as to state law matters, such counsel may rely upon the opinion of Ohio counsel and their opinion.

     In addition, such counsel shall provide a letter to Webb stating that nothing has come to their attention that would lead them to believe that the Conversion Application and the Registration Statement, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein or omitted therefrom as to which no statement need be made), as of the date of approval or effectiveness, as the case may be, and the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (2) The favorable opinion, dated as of the Closing Date and addressed to Webb and for their benefit, of [LOCAL COUNSEL], the Association's local counsel, in form and substance to the effect that:

               (i) to the best of such counsel's knowledge, the Company and the Association have good and marketable title to all properties and assets which are material to the business of the Company and the Association and to those properties and assets described in the Registration Statement and Prospectus, as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material in relation to the business of the Company and the Association considered as one enterprise;

               (ii) to the best of such counsel's knowledge, all of the leases and subleases material to the business of the Company and the Association under which the Company and the Association hold properties, as described in the Registration Statement and Prospectus, are in full force and effect;

              (iii) the Association is duly qualified to transact business in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition, or the business, operations or income of the Association;

               (iv) to the best of such counsel's knowledge, the execution and delivery of the Agreement, the occurrence of the obligations therein set forth and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Association pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument described in the Prospectus or filed as an exhibit to the Registration Statement to which the Company or the Association is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Association is subject (other than the establishment of a liquidation account) and such action will not result in any violation of any court order, writ, injunction or decree naming the Company or the Association;

               (v) to the best of such counsel's knowledge, the Company and the Association have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their businesses and to the best of such counsel's knowledge, all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Association are in all material respects complying therewith, except where the failure to have such licenses, permits and other governmental authorizations or the failure to be in compliance therewith would not have a material adverse affect on the business or operations of the Association and the Company, taken as a whole;

               (vi) there are no legal or governmental proceedings pending or to the best of such counsel's knowledge, threatened which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and to the best of such counsel's knowledge, all pending legal and governmental proceedings to which the Company and the Association is a party or of which any of their property is the subject, which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the Company's or the Association's business, are, considered in the aggregate, not material; and

              (vii) neither the Company nor the Association is in violation of its articles of incorporation, bylaws or charter nor, to the best of such counsel's knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the

                    Company or the Association is a party or by which the Company or the Association or any of their property may be bound (in any respect that would have a material adverse effect upon the financial condition, results of operations or business of the Company and the Association, taken as a whole).

          (3) The favorable opinion, dated as of the Closing Date, of Elias, Matz, Tiernan & Herrick L.L.P., Webb's counsel, with respect to such matters as Webb may reasonably require. Such opinion may rely upon the opinions of counsel to the Company and the Association, and as to matters of fact, upon certificates of officers and directors of the Company and the Association delivered pursuant hereto or as such counsel shall reasonably request.

     (d) At the Closing Date, Webb shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and a certificate of the Chief Executive Officer and the Chief Financial Officer of the Association, both dated as of such Closing Date, to the effect that: (i) they have reviewed the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no material adverse change in the financial condition, or in the earnings, capital, properties or business of the Company and the Association has occurred and, to their knowledge, no other event has occurred, which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, and the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and Prospectus, there has been no material adverse change in the financial condition, results of operations or business prospects of the Company and the Association, independently, or of the Company and the Association considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect a though expressly made at and as of the Closing Date; (v) the Company and the Association have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after Conversion; (vi) no stop order suspending the effectiveness of the Registration Statement is pending or, to the best knowledge of the Company or the Association, threatened by the Commission or any state authority; (vii) no order suspending the Offering, the Conversion, the acquisition of all of the shares of the Association by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company or the Association, threatened by the OTS, the FDIC, the Commission or any other federal or state authority; and (viii) to the best knowledge of the Company or the Association, no person has sought to obtain review of the final action of the OTS approving the Plan.

     (e) Prior to and at the Closing Date: (i) in the reasonable opinion of Webb, there shall have been no material adverse change in the financial condition, or in the earnings or business of the Association independently, or of the Company or the Association considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Company or the Association shall not have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to Webb) or which materially and adversely would affect the business, operations or financial condition or income of the Company and the Association considered as one enterprise; (iv) the Company and the Association shall not have been in material default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any material provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company or the Association, threatened against the Company or the Association or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business operations, financially condition or income of the Company and the Association considered as one enterprise; and (vi) the Shares have been qualified or registered for offering and sale or exempted therefore under the securities or blue sky laws of the jurisdictions as Webb shall have requested and as agreed to by the Company and the Association.

     (f) Concurrently with the execution of this Agreement, Webb shall receive a letter from Crowe Chizek dated as of the date of the Prospectus and addressed to
Webb: (i) confirming that Crowe Chizek is a firm of independent public accountants within the meaning of the 1933 Act and stating in effect that in Crowe Chizek's opinion the consolidated financial statements of the Association as of June 30, 1997 and 1998 and for each of the three years in the period ended June 30, 1998, as are included in the Prospectus and covered by its opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the 1933 Act; (ii) a statement from Crowe Chizek in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Association prepared by the Association, a reading of the minutes of the meetings of the Board of Directors and members of the Association and consultations with officers of the Association responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited consolidated financial statements included in the Prospectus, are not in conformity with the 1933 Act and generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, other than normal deposit fluctuations, there was any material increase in consolidated long-term debt, short-term debt, real estate owned or real estate acquired by deed in lieu of foreclosure by the Association; or (C) there was any decrease in consolidated total assets, allowance for estimated losses on loans, total savings deposits or capital of the Association at the date of such letter as compared with amounts shown in the latest unaudited consolidated statement of condition included in the Prospectus; and (iii) a statement from Crowe Chizek that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), they have compared with the general accounting records of the Association, which are subject to the internal controls of the Association, the accounting system and other data prepared by the Association, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as Webb may reasonably request; and they have reported on the results of such comparisons.

     (g) At the Closing Date, Webb shall receive a letter from Crowe Chizek dated the Closing Date, addressed to Webb, confirming the statements made by them in the letter delivered by it pursuant to subsection (f) of this Section 7, the "specified date" referred to in clause (ii) of subsection (f) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

     (h) At the Closing Date, Webb shall receive a letter from Keller, dated the date thereof and addressed to counsel for Webb, (i) confirming that said firm is independent of the Company and the Association and is experienced and expert in the area of corporate appraisals and (ii) stating that its opinion of the aggregate pro forma market value of the Company and the Association expressed in its Appraisal dated as of August 14, 1998, and most recently updated, remains in effect.

     (i) The Company and the Association shall not have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

     (j) At or prior to the Closing Date, Webb shall receive: (i) a copy of the letter from the OTS approving the Conversion Application and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission declaring the Registration Statement effective; (iii) a certificate from the OTS evidencing the existence of the Association in mutual form; (iv) certificates of good standing from the State of Delaware evidencing the good standing of the Company;
(v) a certificate from the FDIC evidencing the Association's insurance of accounts; (vi) a certificate of the FHLB-Cincinnati evidencing the Association's membership thereof; and (vii) a copy of the letter from the OTS approving the Company's Holding Company Application;

     (k) As soon as available after the Closing Date, Webb shall receive, upon request, a copy of the Association's federal stock charter.

     (l) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial Associations or federal or state savings associations or a general moratorium on the withdrawal of deposits from commercial Associations or federal savings associations declared by federal authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a decline, in Webb's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the shares on the terms and in the manner contemplated in the Registration Statement and Prospectus.

     (m) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares and the issuance of the Foundation Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Bank in connection with the Conversion and the sale of the Shares and the issuance of the Foundation Shares as herein contemplated shall be satisfactory in form and substance to Webb and its counsel.

     SECTION 8.  INDEMNIFICATION.
                 ----------------

     (a) The Company and the Association jointly and severally agree to indemnify and hold harmless Webb, its officers, directors, agents, servants and employees and each person, if any, who controls Webb within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to reasonable and documented settlement expenses), joint or several, that Webb or any of them may suffer or to which Webb and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse Webb and any such persons upon written demand for any expense (including reasonable and documented fees and disbursements of counsel) incurred by Webb or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application or any blue sky application or other instrument or document executed by the Company or the Association or based upon written information supplied by the Company or the Association filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company or the Association with their consent or based upon written or oral information furnished by or on behalf of the Company or the Association, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no
                                               ------------------
indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon Webb's gross negligence, bad faith or willful misconduct (as determined in a final judgment by a court of competent jurisdiction) or upon any untrue material statement or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Association by Webb regarding Webb or statistical information regarding national averages provided by Webb for the Sales Information and provided further that such indemnification shall be to the
                      ----------------
extent permitted by Sections 23A and 23B of the Federal Reserve Act, as amended.

     (b) Webb agrees to indemnify and hold harmless the Company and the Association, their directors and officers and each person, if any, who controls the Company or the Association within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to reasonable and documented settlement expenses), joint or several, which it, or any of them, may suffer or to which it, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Association, and any such persons upon written demand for any expenses (including reasonable and documented fees and disbursements of counsel) incurred by it, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto), or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Webb's obligations under this
                      --------- --------
Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the

Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto) or the Conversion Application (or any amendment or supplement thereto), or Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Association by Webb regarding Webb or statistical information regarding national averages provided by Webb for the Sales Information. Provided, that it is agreed and understood that the only information furnished in writing to the Company or the Association by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Conversion Marketing and Underwriting Arrangements."

     (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assumed defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Company and the Association set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of Webb or its officers, directors or controlling persons, agents or employees or by or on behalf of the Company or the Association or any officers, directors or controlling persons, agents or employees of the Company or the Association; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

     SECTION 9.  CONTRIBUTION.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Association or Webb, the Company, the Association and Webb shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company, the Association or Webb from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that Webb are responsible for that portion represented by the percentage that the fees paid to Webb pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering and the Company and the Association shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Association on the one hand and Webb on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company and the Association on the one hand and Webb on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Association on the one hand or Webb on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Association and Webb agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that Webb shall not be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to Webb under this Agreement. It is understood that the above stated limitation on Webb's liability for contribution is essential to Webb and that Webb would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section ll(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company and the Association under this Section 9 and under Section 8 shall be in addition to any liability which the Company and the Association may otherwise have. For purposes of this
Section 9, each of Webb's, the Company's or the Association's officers and directors and each person, if any, who controls Webb or the Company or the Association within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as Webb, the Company or the Association. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

     SECTION 10.  SURVIVAL OF AGREEMENTS REPRESENTATIONS AND INDEMNITIES.  The
                  ------------------------------------------------------
respective indemnities of the Company, the Association and Webb and the representations and warranties and other statements of the Company, the Association and Webb set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Webb, the Company, the Association or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of Webb, the Company, the Association, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     SECTION 11.  TERMINATION.  Webb may terminate its obligations under this
                  -----------
Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

     (a) In the event the Company fails to sell all of the Shares by March 31, 1999, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Association to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Company and/or the Association as set forth in Sections 2(a) and (d), 6, 8 and 9 hereof.

     (b) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement unless waived in writing, or by the Closing Date, this Agreement and all of Webb's obligations hereunder may be cancelled by Webb by notifying the Company and the Association of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 6, 8 and 9 hereof.

     (c) If Webb elects to terminate this Agreement with respect to it as provided in this Section, the Company and the Association shall be notified promptly by such Agent by telephone or telegram, confirmed by letter.

     The Company and the Association may terminate this Agreement with respect to Webb in the event Webb is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured after the Company and the Association have provided Webb with notice of such breach.

     This Agreement may also be terminated by mutual written consent of the parties hereto.

     SECTION 12.  NOTICES.  All communications hereunder, except as herein
                  -------
otherwise specifically provided, shall be mailed in writing and if sent to Webb shall be mailed, delivered or telegraphed and confirmed to Charles Webb & Company, 211 Bradenton, Dublin, Ohio 43017-5034, Attention:

John Bruno, Esq. (with a copy to Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., Washington, D.C. 20005, Attention: John P. Soukenik, Esq.) and, if sent to the Company and the Association, shall be mailed, delivered or telegraphed and confirmed to the Company and the Association at First Place Financial Corp., 185 East Market Street, Warren , Ohio 44482, Attention: Steven
R. Lewis, President and Chief Executive Officer, (with a copy to Patton Boggs, L.L.P., 2550 M Street, NW, Washington, D.C. 20037, Attention: Joseph Passaic, Esq.).

     SECTION 13.  PARTIES.  The Company and the Association shall be entitled to
                  -------
act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Webb when the same shall have been given by the undersigned. Webb shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Association, when the same shall have been given by the undersigned or any other officer of the Company or the Association. This Agreement shall inure solely to the benefit of, and shall be binding upon, Webb, the Company, the Association, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement, including Exhibit A thereto, is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

     SECTION 14.  CLOSING.  The closing for the sale of the Shares shall take
                  -------
place on the Closing Date at such location as mutually agreed upon by Webb and the Company and the Association. At the closing, the Company and the Association shall deliver to Webb in next day funds the commissions, fees and expenses due and owing to Webb as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by Webb shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

     SECTION 15.  PARTIAL INVALIDITY.  In the event that any term, provision or
                  ------------------
covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     SECTION 16.  CONSTRUCTION.  This Agreement shall be construed in accordance
                  ------------
with the laws of the State of Ohio.

     SECTION 17.  COUNTERPARTS.  This Agreement may be executed in separate
                  ------------
counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute a binding agreement.

     If the foregoing correctly sets forth the arrangement among the Company, the Association and Webb, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and Webb's acceptance shall constitute a binding agreement.

                                        Very truly yours,

FIRST PLACE FINANCIAL CORP.             FIRST FEDERAL SAVINGS AND  LOAN
                                            ASSOCIATION OF WARREN



By:  _____________________________      By:  _____________________________
     Steven R. Lewis                         Steven R.  Lewis
     President and Chief Executive           President and Chief Executive
       Officer                                 Officer

Accepted as of the date first above written

CHARLES WEBB & COMPANY, A DIVISION OF KEEFE,
BRUYETTE & WOODS, INC.



By:  ____________________________
     John Bruno
     Senior Vice President